 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A
Amendment No. 2
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017
The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET RD SUITE 340, LAS VEGAS, NV 89148
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number: (702) 534-5577
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

On February 7, 2018, The Parking REIT, Inc. (the "Company") filed with the Securities and Exchange Commission a Current Report on Form 8-K/A, dated February 7, 2018 (the "Form 8-K/A"). The Form 8-K/A inadvertently omitted the signature to the Company's independent auditor in the Independent Auditor's Report. This amendment is being filed solely to restate the Form 8-K/A including the omitted signature. Except as described herein, no other changes have been made to the Form 8-K/A.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The Parking REIT, Inc., formerly known as MVP REIT II, Inc. (the "Company," or "the Parking REIT") hereby amends the Current Report on Form 8-K filed on November 28, 2017 to provide the required financial information relating to our acquisition of a multi-level parking garage consisting of approximately 1,500 parking spaces located in Lubbock, TX, as described in such Current Report.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are being filed in connection with the acquisition of certain property as described in Item 8.01 as required by Sections 210.3-14 and 210.11-01 of Regulation S-X.

(a)	Financial Statements of Business Acquired
Report of Independent Auditors
Statement of Revenues and Certain Expenses for the Nine Months Ended September 30, 2017 (unaudited) and the Year Ended December 31, 2016
Notes to the Statement of Revenues and Certain Expenses

(b)	Unaudited Pro Forma Financial Information
Pro Forma Condensed Balance Sheet (unaudited) September 30, 2017
Pro Forma Condensed Statement of Operations (unaudited) for the Nine Months Ended September 30, 2017
Pro Forma Condensed Statement of Operations (unaudited) for the Year Ended December 31, 2016

(c)	Shell Company Transactions
None

(d)	Exhibits
None

Independent Auditor's Report

To the Owners of
RaiderPark, LP

Report on the Financial Statement

We have audited the accompanying statement of revenues and certain expenses of RaiderPark, LP (the Property) for the year ended December 31, 2016, and the related notes (the financial statement).

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Property for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

On November 13, 2017, the owners of the Property entered into a purchase and sale agreement with MVP Raider Park Garage, LLC, a wholly owned subsidiary of the Parking REIT (formerly known as MVP REIT II, Inc.), for the sale of the Property. On November 21, 2017, the Property was sold for $11 million (Note 1).

Basis of Accounting

As discussed in Note 2, the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

Chicago, Illinois
February 7, 2018

Raiderpark, LP

Statement of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2017 (unaudited)
And the Year Ended December 31, 2016

	September 30, 2017 (unaudited)	December 31, 2016
Revenues:
Parking lease income	$283,290	$539,806
Non-parking lease income	201,133	255,173
Parking general income	14,811	3,533
Total revenues	499,234	798,512

Certain Expenses:
Property tax	46,421	61,895
Insurance	38,091	48,899
General and administrative	105,342	130,543
Total certain expenses	189,854	241,337

Revenues in excess of certain expenses	$309,380	$557,175

See notes to Statement of Revenues and Certain Expenses

Raiderpark, LP

Notes to Statement of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2017 (unaudited)
And the Year Ended December 31, 2016

1.	Business

Raiderpark, LP (the Partnership or the Seller) was formed on December 23, 2009.  The Partnership was the owner and operator of an 11-floor parking garage located in Lubbock, Texas (the Property). The Property is a multi-level parking garage consisting of approximately 1,500 parking spaces and approximately 20,500 square feet of retail space and sits adjacent to a pedestrian bridge providing easy access to the Texas Tech University (Texas Tech) campus and Jones AT&T Stadium.

On November 21, 2017, The Parking REIT, Inc., formerly known as MVP REIT II, Inc., (the "Company"), through MVP Raider Park Garage, LLC, an entity wholly owned by the Company, completed a purchase from the Partnership for a purchase price of $11.0 million, plus acquisition and financing-related transaction costs.  The purchase price was funded from the Company's Unsecured Credit Facility Line of Credit from KeyBank in the amount of $5.7 million with an interest rate per annum of 30 Day LIBOR + 2.5 percent. The remaining $5.3 million was funded from the Company's available cash.  The Property will be operated by Isom Maintenance Company, LLC, a related party to the Seller, under long-term lease agreement.

On November 21, 2017, J&N Investment Co., Ltd., a related party to the Seller, purchased 4,000 shares of the Company's Series 1 preferred stock for $4.0 million.

2.	Basis of Presentation

The accompanying Statement of Revenues and Certain Expenses (the "Historical Summary") have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses. The statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operation of the Property that may not be comparable to the expenses expected to be incurred in future operations.  Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be necessarily indicative of future operations.  The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The unaudited Historical Summary for the period from January 1, 2017 through September 30, 2017 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property. The Property's revenue from student parking is highest in the academic calendar year (first, second and fourth quarters) and revenue from parking for football games in the fall (fourth quarter).

3.	Revenue

Rental revenue from the non-parking leases are recorded when due from the tenants based upon the lease terms and is recognized on a straight-line basis over the term of the leases.  Percentage rent that is due contingent upon tenant performance thresholds, such as gross revenues, is deferred until the underlying performance thresholds have been achieved.

Parking lease income is based on a monthly amount calculated using the number of spaces available multiplied by a fee per space.  In addition, Texas Tech uses the Property during the school year for student parking and for additional parking during football games.  Texas Tech pays an annual amount based on net cash receipts from these events net of certain operating expenses including a commission of 10 percent of parking event receipts obtained during football games to the Texas Tech athletic department, a $50,000 annual fee to the Texas Tech's parking administration and other operating expenses, as defined in the lease. The partnership recognizes the net amount as revenue.

4.	Certain Expenses

Certain expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses, if any, are charged to operations as incurred. Expenses such as depreciation and amortization are excluded from the accompanying Historical Summary.

5.	Land Lease
The Partnership entered into a 20-year lease agreement on September 1, 2017 with the State of Texas through the Texas Department of Transportation for a small parcel of land adjacent to Property. The following table is a schedule for the annual lease payments.

2017	$4,090
2018	4,213
2019	4,339
2020	4,469
2021	4,603
Thereafter	88,186

$109,900

6.	Use of Estimates
The preparation of the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented.  Actual results could differ from these estimates.

7.	Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business.  In management's opinion, there matters are not expected to have a material adverse effect on the Property's future operating results.

8.	Leases

The Property had two leases of the parking facilities, which were assigned to the new operator upon sale of the Property to the Company, representing 65.0 percent of the total revenues of the Property. The Property also has non-parking leases that represent 33.0 percent of rental revenues. Non-parking leases consist of three media related leases in connection with signage and an antenna representing 27.0 percent of non-parking lease revenue and one lease with a tenant of the restaurant space representing 6.0 percent of non-parking lease revenue.

9.	Subsequent Events

On October 1, 2017, the Partnership entered into a retail lease with Gas Monkey Bar and Grill. The lease has a 5-year term with annual rent of $60,000, or 6 percent of sales, whichever is greater.

Management has evaluated the events and transactions that have occurred through February 7, 2018, the date on which the statements of revenues and certain expenses were available to be issued.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Parking REIT, Inc. (the "Company"), through MVP Raider Park, LLC, an entity owned by the Company and referred to herein as the "Purchaser", entered into a purchase and sale agreement with Raiderpark, LP (the 'Seller") to purchase 2522 Marsha Sharp Freeway (the "Property"), a multi-level parking garage consisting of approximately 1,500 parking spaces, and approximately 784 square feet of retail space located in Lubbock, Texas, for a purchase price of $11.0 million, plus acquisition and financing-related transaction costs.  The Company owns a 100% equity interest in the Purchaser. The purchase price was funded from the Company's Unsecured Credit Facility Line of Credit from KeyBank in the amount of $5.7 million with an interest rate per annum of 30 Day LIBOR + 2.5%. The Company paid customary closing costs in connection with the transaction.

The accompanying Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2017, reflects the financial position of the Company as if the acquisition described in the Notes to the Unaudited Pro Forma Condensed Financial Statements had been completed on September 30, 2017.  The accompanying Unaudited Pro Forma Condensed Statements of Operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Condensed Financial Statements had been completed on January 1, 2016.

The accompanying Unaudited Pro Forma Condensed Financial Statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Financial Statements include pro forma allocations of the purchase price for the property discussed in the accompanying notes based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

The Parking REIT, Inc. (FKA MVP REIT II, Inc.)
Unaudited Pro Forma Condensed Balance Sheet
September 30, 2017

	The Parking REIT, Inc.	Pro Forma	Pro Forma
	September 30, 2017	Adjustments	September 30, 2017
	(A)	(B)
ASSETS
Investments in real estate and fixed assets (B)
Land and improvements	$60,358,000	$1,960,000	$62,318,000
Buildings and improvements	78,104,000	9,040,000	87,144,000
Construction in progress	1,263,000	--	1,263,000
	139,725,000	11,000,000	150,725,000
Accumulated depreciation	(1,599,000)	-	-1,599,000
Total investments in real estate and fixed assets, net	138,126,000	11,000,000	149,126,000
Cash	2,589,000	(1,538,000)	1,051,000
Cash - restricted	5,348,000	--	5,348,000
Investment in MVP REIT, Inc.	3,121,000	--	3,121,000
Prepaid expenses	223,000	11,000	234,000
Accounts receivable	115,000	--	115,000
Due from related parties	1,589,000	--	1,589,000
Other assets	101,000	(100,000)	1,000
Asset held for sale	2,821,000	--	2,821,000
Investment in equity method investee	465,000	--	465,000
Investment in cost method investee – held for sale	838,000	--	838,000
Investment in cost method investee	902,000	--	902,000
Total assets	$156,238,000	$9,373,000	$165,611,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes payable, net of unamortized loan issuance costs	$76,734,000	$--	$76,734,000
Notes Payable, related party	2,100,000	--	2,100,000
Lines of Credit (D)	1,445,000	5,700,000	7,145,000
Accounts payable and accrued liabilities	1,527,000	--	1,527,000
Deferred revenue	253,000	--	253,000
Security deposit	130,000	--	130,000
Total liabilities	82,189,000	5,700,000	87,889,000

Stockholders' equity
Non-voting, non-participating convertible stock	--	--	--
Common stock	--	--	--
Preferred Stock	--	--	--
Additional paid-in capital	76,769,000	4,000,000	80,769,000
Accumulated deficit	(11,574,000)	(327,000)	(11,901,000)
Total stockholders' equity	65,195,000	3,673,000	68,868,000
Non-controlling interest	8,854,000	--	8,854,000
Total equity	74,049,000	3,673,000	77,722,000
Total liabilities and stockholders' equity	$156,238,000	$9,373,000	$165,611,000

See notes to unaudited pro forma condensed financial statements.

The Parking REIT, Inc. (FKA MVP REIT II, Inc.)
Unaudited Pro Forma Condensed Statement of Operations
For the nine months ended September 30, 2017

	The Parking REIT, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Base rent income	$2,206,000	$600,000	$2,806,000
Percentage rent income	16,000	--	16,000
Total revenues	2,222,000	600,000	2,822,000

Operating expenses
Property taxes (F)	90,000	46,000	136,000
Property operating expense	273,000	--	273,000
Asset management expense-related party (E)	345,000	83,000	428,000
General and administrative	400,000	--	400,000
Merger costs	824,000	--	824,000
Acquisition expenses	113,000	--	113,000
Acquisition expenses – related party	--	--	--
Depreciation (C)	508,000	176,000	684,000
Total operating expenses	2,553,000	305,000	2,858,000

Income (loss) from operations	(331,000)	295,000	(36,000)

Other income (expense)
Interest expense (D)	(1,297,000)	(159,000)	(1,456,000)
Distribution income – related party	75,000	--	75,000
Gain from sale of investment in real estate	1,200,000	--	1,200,000
Income from investment in equity method investee	2,000	--	2,000
Total other income (expense)	(20,000)	(159,000)	(179,000)

Income (loss) from continuing operations	$(351,000)	$136,000	$(215,000)

See notes to unaudited pro forma condensed financial statements.

The Parking REIT, Inc. (FKA MVP REIT II, Inc.)
Unaudited Pro forma Condensed Statement of Operations for the
Year ended December 31, 2016

	The Parking REIT, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Base rent income	$1,602,000	$800,000	$2,402,000
Percentage rent income	--	--	--
Total revenues	1,602,000	800,000	2,402,000

Operating expenses
Property taxes (F)	--	62,000	62,000
Property operating expense	479,000	--	479,000
Asset management expense-related party (E)	197,000	110,000	307,000
General and administrative	1,049,000	--	1,049,000
Merger costs	--	--	--
Acquisition expenses	2,472,000	--	2,472,000
Acquisition expenses – related party	1,229,000	--	1,229,000
Seminar	16,000	--	16,000
Depreciation (C)	195,000	235,000	430,000
Total operating expenses	5,637,000	407,000	6,044,000

Income (loss) from operations	(4,035,000)	393,000	(3,642,000)

Other income (expense)
Interest expense (D)	(154,000)	(213,000)	(367,000)
Distribution income – related party	34,000	--	34,000
Gain from sale of investment in real estate	--	--	--
Income from investment in equity method investee	3,000	--	3,000
Total other income (expense)	(117,000)	(213,000)	(330,000)

Income (loss) from continuing operations	$(4,152,000)	$180,000	$(3,972,000)

See notes to unaudited pro forma condensed financial statements.

The Parking REIT, Inc. (FKA MVP REIT II, Inc.)
Notes to Unaudited Pro Forma Condensed Financial Statements

A.
Reflects the Parking REIT, Inc., formerly known as MVP REIT II, Inc. (the Company) statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017. Please refer to the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the Company's Quarterly Report on Form 10-Q for the nine months ended September 31, 2017.

B.
Figures reflect the financial position as of September 30, 2017 and the results of the operations for the period ended September 30, 2017 and for the year ended December 31, 2016, unless otherwise noted. At the sale date the Property entered into two separate leases with Isom Maintenance Company, LLC, a Texas limited liability company (the "Tenant") and related party to the seller and pays annual rent of $800,000 an amount that reflects historical value of the leases in place before the purchase. The first lease includes the premises that are currently under lease to Texas Tech University and has a five-year term with annual base rent of $450,000, payable in monthly installments. The second lease includes parking and retail facilities and has a 5-year term with annual base rent of $350,000 as well as percentage rent in the amount equal to seventy percent of gross receipts collected each year in excess of $625,000.

C.
The depreciation expense of the buildings (buildings are depreciated over the estimated useful life) is based on the purchase price allocation in accordance with U.S. generally accepted accounting principles, as if the Company had acquired the Property on January 1, 2016.

D.	The interest expense is reflective of the Company's draw on the line of credit of $5.7 million with an interest rate per annum of 30 Day LIBOR + 2.5%.
E.	MVP Realty Advisors, LLC, the Company's advisor, or its affiliates will receive a monthly asset management fee at an annual rate equal to 1.0% of the cost of all assets then held by the Company.
F.	Based on the 2016 annual assessment expected property tax for 2017 will be approximately $62,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018

The Parking REIT, INC.

By:   /S/ Ed Bentzen
        Ed Bentzen
        Chief Financial Officer